UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 30, 2025
Date of Report
(Date of earliest event reported)

The RMR Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-37616	8742	47-4122583
(Commission File Number)	(Primary Standard Industrial	(IRS Employer
	Classification Code Number)	Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634
(Address of principal executive offices, including zip code)

(617) 796-8230

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Class A common stock, $0.001 par value per share	RMR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “the Company,” “we,” ”us,” “our” and “its” refer to The RMR Group Inc.

Item 8.01.  Other Events

On October 30, 2025, Office Properties Income Trust (“OPI”), and certain of OPI’s subsidiaries, commenced voluntary cases (the “OPI Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). In connection with the OPI Chapter 11 Cases, on October 30, 2025, The RMR Group LLC (“RMR LLC”), the Company’s majority owned subsidiary, in its capacity as manager of OPI, entered into a Restructuring Support Agreement (the “RSA”) with OPI, certain of OPI’s lenders and certain of OPI’s subsidiaries. Pursuant to the RSA, RMR LLC agreed to terms for a new business management agreement and a new property management agreement with OPI, as set forth in the management term sheet attached to the RSA, which agreements are expected to take effect upon the effectiveness of OPI’s plan of reorganization (the “Plan”).

Pursuant to the management term sheet, the initial term of the new management agreements will be five years, RMR LLC will be paid an annual fee under the new business management agreement of $14.0 million payable per year for the first two years, and RMR LLC will be paid a 3% property management fee and a 5% construction supervision fee under the new property management agreement, consistent with the existing property management agreement. The current management agreements between OPI and RMR LLC will remain in effect during the pendency of the OPI Chapter 11 Cases, and RMR LLC will continue to manage OPI’s business in the ordinary course.

Upon consummation of the Plan, the restructuring of OPI’s debt obligations and capital structure, as contemplated by the RSA, will substantially reduce OPI’s balance sheet liabilities from approximately $2.4 billion in total debt to approximately $1.3 billion in total debt upon emergence.

The foregoing description of the RSA and the management term sheet does not purport to be complete.  A copy of the RSA and the management term sheet has been included as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by OPI on October 31, 2025.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “opportunity”, “may”, “positioned”, “potential” and negatives or derivatives of these or similar expressions. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors These forward-looking statements include, among others, statements about: OPI’s ability to obtain Bankruptcy Court approval with respect to motions in the OPI Chapter 11 Cases; OPI’s ability to consummate the restructuring transactions; OPI’s ability to reduce its balance sheet liabilities; RMR LLC’s ability to satisfy its obligations under the RSA, including negotiating and entering into new management agreements with OPI, and the timing of any of the foregoing. Forward-looking statements are based on the Company’s current expectations, assumptions and estimates and are subject to risk, uncertainties, and other important factors that are difficult to predict and that could cause actual results to differ materially and adversely from those expressed or implied. These risks include, among others, those related to: the OPI’s ability to confirm and consummate the plan of reorganization; the duration and outcome of the OPI Chapter 11 Cases; OPI suffering from a long and protracted restructuring; the impact of the OPI Chapter 11 Cases on OPI’s operations, reputation and relationships with tenants, lenders, and vendors and on the Company’s relationships with its clients, investors and lenders; the ability to satisfy the conditions precedent to the RSA; the effectiveness of the overall restructuring activities pursuant to the OPI Chapter 11 Cases and any additional strategies that OPI may employ to address OPI’s liquidity and capital resources and achieve OPI’s stated goals; the potential cancellation of the OPI’s equity; and OPI’s historical financial information not being indicative of OPI’s future performance as a result of the OPI Chapter 11 Cases.

These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in our periodic filings. The information contained in our filings with the SEC, including under the caption “Risk Factors” in our periodic reports and our subsequent filings with the SEC, or incorporated therein, identifies important factors that could cause differences from our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon our forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

Date: October 31, 2025	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Executive Vice President, Chief Operating Officer

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